ARTICLE I

         DEFINITIONS

ARTICLE II

         ADVANCES AND TERMS OF PAYMENT
         2.1      Discretionary Borrowing/Lending
         2.2      Warehouse, Limited Recourse & Non-Recourse Facilities
                  2.2.1    Procedure for Borrowing
                  2.2.2    Reborrowing
         2.3      Termination of Facility
                  -----------------------
         2.4      Interest Rate, Computation
                  --------------------------
         2.5      Payments
                  --------
         2.6      Prepayment
                  ----------
                  2.6.1    Voluntary Prepayment
                           --------------------
                  2.6.2    Mandatory
                           ---------
                  2.6.3    No Other Prepayments Permitted
                  2.6.4    Involuntary Prepayment
                           ----------------------
                  2.6.5    Release of Lender Lien(s)
                           -------------------------
         2.7      Late Charges; Default Rate
                  --------------------------
         2.8      Payment after Borrower Event of Default
                  ---------------------------------------
         2.9      Maximum Interest
                  ----------------
         2.10     Limited Recourse Facility Fee
                  -----------------------------
         2.11     Method of Payment; Good Funds
                  -----------------------------

ARTICLE III

         NOTE; SECURITY INTEREST
         3.1      Note
         3.2      Grant of Security Interest
         3.3      Substitution of Contracts
         3.4      Recourse Reserve Account

ARTICLE IV

         CONDITIONS OF CLOSING; ADVANCES
         4.1      Conditions of Closing
                  4.1.1    Representations and Warranties
                           ------------------------------
                  4.1.2    Delivery
                           --------
                  4.1.3    Security Interests
                           ------------------

                  4.1.4    Opinion of Counsel
                           ------------------
                  4.1.5    Performance; No Default
                           -----------------------
                  4.1.6    Approval of Loan Documents and Security Interests
                           -------------------------------------------------
                  4.1.7    Material Adverse Change
                           -----------------------
         4.2      Conditions of Advances
                  ----------------------
                  4.2.1    Representations and Warranties
                           ------------------------------
                  4.2.2    Delivery of Documents
                           ---------------------
                  4.2.3    Security Interests
                           ------------------
                  4.2.4    Additional Conditions
                           ---------------------

ARTICLE V

         REPRESENTATIONS AND WARRANTIES

ARTICLE VI

         AFFIRMATIVE COVENANTS

ARTICLE VII

         NEGATIVE COVENANTS

ARTICLE VIII

         BORROWER AND CONTRACT EVENTS OF DEFAULT
         8.1      Definitions
                  8.1.1    Borrower Events of Default -- Definition
                  8.1.2    Contract Events of Default -- Definition
         8.2      Remedies
                  --------
                  8.2.1    Borrower Events of Default-- Remedies
                           -------------------------------------
                  8.2.2    Contract Event of Default-- Remedies
                           ------------------------------------
         8.3      Recourse
                  --------
                  8.3.1    Full Recourse
                           -------------
                  8.3.2    Limited Recourse
                           ----------------
                  8.3.3    Non-Recourse
                           ------------
         8.4      Reassignment of Facility Contracts
                  ----------------------------------
         8.5      Power of Attorney
                  -----------------
         8.6      Expenses
                  --------
         8.7      Application of Funds
                  --------------------

ARTICLE IX

         CLOSING

ARTICLE X

         MISCELLANEOUS
         10.1     Rights, Remedies and Powers
         10.2     Modifications, Waivers and Consents
         10.3     Communications
         10.4     Severability
         10.5     Survival
         10.6     Attorneys' Fees and Other Expenses
         10.7     Indemnity
         10.8     Binding Effect
         10.9     Assignments; Participations
         10.10    Further Assurances
         10.11    GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS
         10.12    WAIVER OF JURY TRIAL
         10.13    Possession and Use of Facility Equipment
         10.14    Constructive Trust for Certain Payments
         10.15    Direct Billing and Collecting Option

                   MULTI-FACILITY LOAN AND SECURITY AGREEMENT

       This Multi-Facility Loan and Security Agreement is entered into as of March 27, 1996 between CIS Corporation ("Borrower"), a New York corporation, having its principal place of business at One Northern Concourse, Syracuse, New York 13221-4785, and Heller Financial, Inc., a Delaware corporation ("Lender").

                             PRELIMINARY STATEMENT:

       Borrower desires to borrow certain sums from Lender to be used to finance Borrower's leasing and/or lending activities with respect to certain Eligible Equipment (this and all other capitalized terms are defined in Section 1.1 below) under an interim credit facility ("Warehouse Facility") and two ongoing term loan facilities, one on a limited recourse basis ("Limited Recourse Facility"), and the other on a non-recourse basis ("Non-Recourse Facility"). Lender is willing to provide such funds, subject to the terms and conditions set forth below.

                                    ARTICLE I

                                   DEFINITIONS

       1.1 Definitions. As used in this Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such definitions to be applicable both to the singular and plural terms defined):

             Acquisition Cost: all costs and expenses incurred by an End-User (in the case of installment/conditional sales contracts) or by Borrower (in the case of any Leases with Borrower as lessor) in connection with the acquisition of any Eligible Equipment, including, without limitation, sales or use taxes, freight or installation costs, and license fees, but excluding any deposits (including security deposits) or down payments made by End-User.

             Advance: a Limited Recourse Facility Advance, a Non-Recourse Facility Advance, or a Warehouse Facility Advance.

             Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 51% or more of the securities of another Person shall be deemed to "control" such Person.

             Agreement or Loan and Security Agreement: this Multi-Facility Loan and Security Agreement, as amended or supplemented at any time.

             Amortization Schedule: a schedule approved by Lender for the repayment of each Limited Recourse and/or Non-Recourse Facility Advance.

             Approved Contract Term: without the prior written approval of Lender, a period of time not less than 24 months and not more than 60 months.

             Assignment: the assignment of Contracts, and any Lien applicable thereto in the form of Exhibit A executed by Borrower in favor of Lender.

             Bank: Chase Manhattan Bank.

             Borrower Event of Default: any of the Events of Default described in Section 8.1.1.

             Borrower Lien: a Lien on Collateral granted by an End-User to Borrower, which Lien has been assigned by Borrower to Lender pursuant to an Assignment.

             Borrower's Obligations: (i) all liabilities, obligations and covenants imposed upon Borrower pursuant to the terms of the Loan Documents, and (ii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with the enforcement of Lender's rights hereunder and with respect to the Contracts and the Facility Equipment.

             Business  Day:  any day other than (i) a  Saturday,  (ii) Sunday or
       (iii) other day on which The First National Bank of Chicago, Chicago, Illinois is closed.

             Casualty: an event in which any item of Facility Equipment or any portion thereof is lost, damaged (and such damage cannot reasonably be repaired by Borrower or an End-User of such Facility Equipment within 90 days), destroyed, stolen, confiscated, requisitioned or condemned regardless of cause.

             Casualty Payments: all proceeds of the Collateral which arise out of any Casualty, including, without limitation, insurance claims, tort claims, or reimbursement payments with respect to claims for indemnity.

             Certificate of Acceptance: a certificate of delivery and acceptance executed by an End-User pursuant to a Contract with respect to Facility Equipment, substantially in the form included in Group Exhibit C.

             Closing:   the  execution  by  Borrower  and  Lender  of  the  Loan
       Documents.

             Closing Certificate: a certificate in the form of Exhibit D executed by a Responsible Officer on behalf of Borrower.

             Closing Date: the date upon or as of which the Closing occurs.

             Collateral: the Property described in Section 3.2.

             Contract: (i) a lease of Eligible Equipment by and between Borrower, as lessor, and an End-User, as lessee, or (ii) a note and security agreement/conditional sale contract by and between Borrower, as secured party, and an End-User, as debtor.

             Contract  Event of  Default:  the  Event of  Default  described  in
       Section 8.1.2.

             Contract Funding Request: a request for an Advance in the form of Exhibit H delivered by Borrower to Lender, with all attachments as specified therein.

             Contract Payment Letter: a letter in the form of Exhibit I.

             Contract Proceeds: funds received by Borrower with respect to any Facility Contract or any Facility Equipment which is the subject of a Facility Contract.

             Default Rate: an annual rate equal to 2% plus the Non-Recourse Facility Rate, the Limited Recourse Facility Rate, or the Warehouse Facility Rate, as applicable.

             Default Rate Period: a period of time commencing on the date that Lender declares in writing to Borrower that a Borrower Event of Default has occurred and that the Default Rate is applicable and ending on the date that such Borrower Event of Default is cured or waived.

             Disbursement Date: any date on or after the Closing Date upon which the proceeds of any Advance are disbursed.

             Eligible Contract: a Contract (i) as to which the applicable Facility Funding Amount will not exceed the sum of $1,500,000.00 nor be less than $100,000.00 without the prior written approval of Lender, (ii) which conforms to the Underwriting Guidelines, (iii) meets all of the requirements set forth in Section 5.9 and all subsections thereunder, and
       (iv) which is in all other respects acceptable to Lender.

             Eligible End-User: an End-User (i) which is not in bankruptcy or receivership or subject to a reorganization proceeding of any kind or insolvent, (ii) which is not in default or breach under any of the terms of the applicable Contract, and (iii) which, pursuant to the Underwriting Guidelines, is a financially responsible and creditworthy commercial or institutional entity (other than a Governmental Body).

             Eligible Equipment: Equipment (i) which is new or refurbished, (ii) which is in good condition, repair and working order, (iii) which is insured in the manner provided in the applicable Contract, (iv) (A) which is owned by Borrower free and clear of all Liens except a Lender Lien, or
       (B) in which the End-User thereof has granted Borrower a security interest free and clear of all Liens except Permitted Liens, (v) which is located within the United States, (vi) which is subject to an Eligible Contract, and (vii) which is otherwise approved by Lender.

             End-User: the end-user under a Contract.

             Equipment: equipment which has been approved by Lender, free and clear of all liens and encumbrances, together with all substitutions and replacements for such equipment, and all accessories, attachments, parts, upgrades, features and peripheral equipment now or hereafter attached to or used in connection therewith.

             Event of Default: any Borrower Event of Default or Contract Event of Default.

             Evidence of Insurance: either (i) an original certificate of insurance, (ii) documentation sufficient to establish coverage under a previously approved policy of Borrower, or (iii) if approved in writing by Lender, evidence of self-insurance by an End-User under a Facility Contract.

             Facility:  the Advances to be made by Lender to Borrower  under the
       Limited  Recourse  Facility,   the  Non-  Recourse  Facility  and/or  the
       Warehouse Facility.

             Facility Contract: an Eligible Contract which is subject to an Advance, along with all applicable related documentation. For the purposes of this Agreement, all references to a schedule under a Facility

       Contract shall be deemed to incorporate the terms and conditions of the related master Lease.

             Facility Equipment: any Equipment which is the subject of a Facility Contract.

             Facility Funding Amount: Warehouse Facility Funding Amount, Limited Recourse Facility Funding Amount, and/or the Non-Recourse Facility Funding Amount, as applicable.

             Facility  Funding Rate:  the Limited  Recourse  Facility  Rate, the
       Non-Recourse Facility Rate, and/or the Warehouse Facility Rate, as applicable.

             Federal Release: Federal Reserve Statistical Release No. H.15(519) under the caption "U.S. Government Securities/Treasury Constant Maturities" or any successor publication providing information as to the yields of Treasury Notes.

             GAAP: generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

             Good Funds: United States dollars available to Lender in Federal funds at or before 2:00 p.m. Chicago time on a Business Day.

             Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

             Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

             Intangible Collateral: as defined in Section 3.2(b).

             Lease: any lease agreement or master lease agreement pertaining to Equipment between Borrower, as lessor and another Person, as lessee.

             Lender Lien: the Lien on the Collateral granted by Borrower to Lender pursuant to Article III of this Agreement.

             Lien: any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature of any of the foregoing.

             Limited Recourse Facility: the Advances to be made by Lender to Borrower pursuant to subsection 2.2.1.

             Limited Recourse Facility Funding Amount: with respect to each Facility Contract which is proposed to be made the subject of a Limited
       Recourse Facility Advance, the lesser of (i) the present value of all payments due thereunder (with the exception of any residuals, purchase options or security deposits) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Limited Recourse Facility Rate, or (ii) 100% of the Acquisition Cost for each item of Facility Equipment, provided, however, that ten percent (10%) of the Limited Recourse Facility Funding Amount shall be placed into the Recourse Reserve Account and be subject to the related provisions hereof.

             Limited Recourse Facility Note: a promissory note in the form of Exhibit G2 executed by Borrower in favor of Lender.

             Limited Recourse Facility Rate: a fixed per annum interest rate equal to the sum of (i) 3.50%; and (ii) the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the Contracts subject to the Advance, as reported by the Federal Release for the calendar week immediately preceding funding of a Limited Recourse Facility Advance.

             Limited Recourse Facility Contract: a Contract subject to an Advance under the Limited Recourse Facility.

             Loan Documents: this Agreement, the Notes, the Assignments, the Contract Funding Requests, the Closing Certificate, UCC financing statements, and all other documents, instruments, and certificates executed by Borrower pursuant to this Agreement.

             Loan Repayment Amount: with respect to an Advance at any time, the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Default Rate) computed in accordance with the simple interest method, on such Advance. For purposes of this Agreement the simple interest method shall mean a constant interest charge based upon a declining principal balance.

             Lockbox: the arrangement with the Bank, which shall be a financial institution acceptable to Lender in its sole discretion, who will act as the agent for collection of all remittances and proceeds due to Borrower from End-Users subject to Facility Contracts, and which shall be identified as follows:

                       __________________________________

                       __________________________________

                       __________________________________

             Lockbox Agreement: the agreement among Borrower, Lender and Bank, substantially in the form attached hereto as Exhibit F, which shall set forth the terms, conditions and provisions of the Lockbox.

             Net Loss:

                    (a) the  amount  of the Loan  Repayment  Amount  for a given
             Facility  Contract,   plus  any  and  all  costs  of  repossession,
             retaking, storing, repairing, and refurbishing the Equipment, including reasonable attorneys' fees and expenses);

                                              less

                    (b) those amounts  recovered,  if any, by Borrower,  whether from End-User, a guarantor, the resale or re-lease of the Equipment, or otherwise, providing that all resale terms are subject to Lender's prior approval, which shall not be unreasonably withheld.

             Non-Recourse Facility: the Advances to be made by Lender to Borrower pursuant to subsection 2.2.1.

             Non-Recourse Facility Funding Amount: with respect to each Facility Contract which is proposed to be made the subject of a Non-Recourse Facility Advance, the lesser of (i) the present value of all payments due thereunder (with the exception of any residuals, purchase options or security deposits) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Non-Recourse Facility Rate, or (ii) 100% of the Acquisition Cost for each item of Facility Equipment.

             Non-Recourse Facility Note: a promissory note in the form of Exhibit G3 executed by Borrower in favor of Lender in conjunction with each Non-Recourse Facility Advance.

             Non-Recourse Facility Rate: a fixed per annum interest rate equal to the sum of (i) a premium ranging from 2.00% to 3.50% as announced by Lender five (5) days prior to funding of the related Advance; and (ii) the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the Contracts subject to the Advance, as reported by the Federal Release for the calendar week immediately preceding funding of a Non-Recourse Facility Advance.

             Non-Recourse Facility Contract: a Contract subject to an Advance under the Non-Recourse Facility.

             Note(s): the Warehouse Facility Note, the Limited Recourse Facility Note and the Non-Recourse Facility Note(s).

             Ordinary Prepayment Premium: (i) Three Percent (3%) of the amount prepaid if prepaid prior to the first anniversary of the related Disbursement Date, (ii) Two Percent (2%) of the amount prepaid if prepaid after the first anniversary to the second anniversary of the related Disbursement Date, (iii) One Percent (1%) of the amount prepaid if prepaid after the second anniversary of the related Disbursement Date.

             Permitted  Liens:  any of the following Liens: (i) the Lender Lien;
       (ii) the Contracts; (iii) any Borrower Lien; (iv) any Liens expressly subordinate to (i), (ii) and/or (iii) above; and (v) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or
       (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books.

             Permitted Substitution: the substitution by Borrower of an Eligible Contract for a Facility Contract, in accordance with the provisions of
       Section 3.3.

             Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Body.

             Prime: the "corporate base rate" of interest publicly announced from time to time by The First National Bank of Chicago.

             Property: all types of real, personal or mixed property and all types of tangible or intangible property.

             Recourse Reserve Account: the reserve account described in Section 3.4.

             Remarketing Period: a 120 day period commencing from the date Borrower is required to prepay the unpaid portion of a Limited Recourse Facility Advance or Warehouse Facility Advance, or undertake a Permitted Substitution hereunder with respect to a Contract Event of Default.

             Responsible Officer: any of the Chairman, President, Treasurer, Secretary or Vice President of Borrower.

             Sale Proceeds: the gross proceeds received by Borrower with respect to any sale of Facility Equipment, less any reasonable remarketing fees paid or costs incurred (including internal commissions) by Borrower with respect to any such sale; provided, however, that such fees and costs shall not exceed five percent (5%) of the Loan Repayment Amount of the related Facility Contract without Lender's prior written consent.

             Treasury Notes shall mean unsecured promissory notes issued, from time to time, as an obligation of the United States Government by the Secretary of the Treasury in various denominations and with stated maturity dates from the date of issue.

             UCC: the Uniform Commercial Code.

             Underwriting    Guidelines:    the   recourse   and    non-recourse
       credit/underwriting guidelines for discussion purposes only, set forth in Exhibit D hereof.

             U.S. Treasuries Constant Maturities: as defined in the Federal Release.

             Warehouse Facility shall mean the warehouse facility made available from Lender to Borrower pursuant to subsection 2.2.1.

             Warehouse Facility Funding Amount: shall mean with respect to each Facility Contract which is proposed to be made the subject of a Warehouse Facility Advance, the lesser of (i) the present value of all payments due thereunder (with the exception of any residuals, purchase options or security deposits) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Warehouse Facility Rate in effect five (5) Business Days prior to the related Advance, or (ii) 100% of the Acquisition Cost for each item of Facility Equipment.

             Warehouse Facility Note: a full recourse promissory note in the form of Exhibit G1 executed by Borrower in favor of Lender.

             Warehouse Facility Rate: with respect to each Warehouse Facility Advance, a floating per annum rate equal to Prime plus 2.00%.

       1.2 Time Periods. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date
(i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." All references in this Agreement and the other Loan Documents to "month," "quarter" or "year" shall be deemed to refer to a calendar month, quarter or year.

       1.3 Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP.

       1.4 References. All references in this Agreement to an "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of or to this Agreement.

       1.5 Lender's Discretion. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," or similar terms are used in this Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, Lender, in its sole, but reasonable, discretion.

       1.6 Statements as to Knowledge. Any statements, representations or warranties which are based upon the best knowledge of Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

                                   ARTICLE II

                          ADVANCES AND TERMS OF PAYMENT

       2.1 Discretionary Borrowing/Lending. Notwithstanding the other provisions of this Agreement, Advances hereunder shall be made only when both (i) Borrower, in its sole discretion, desires to borrow money from Lender, and (ii) Lender, in its sole discretion, desires to loan money to Borrower; it being agreed that this Agreement shall not be construed as imposing any duty on Borrower to borrow from Lender, nor any duty on Lender to loan to Borrower.

       2.2 Warehouse, Limited Recourse & Non-Recourse Facilities. The Warehouse Facility is a full recourse warehouse line of credit in the maximum amount outstanding at any one time of up to One Million Dollars ($1,000,000.00), which, subject to the provisions of subsection 2.2 shall be made available to Borrower by Lender. At such times as the total amount outstanding under the Warehouse Facility reaches One Million Dollars ($1,000,000), and provided (i) that no Borrower Event of Default is then existing, (ii) no Contract Event of Default is then existing with respect to the Contracts subject to the related Warehouse Facility Advance, and (iii) all required documentation reasonably satisfactory to Lender shall have been received, Lender shall have the right to pay down the Warehouse Facility through the delivery of proceeds of a Limited Recourse
Facility Advance or Non-Recourse Facility Advance, and thereupon all affected Warehouse Facility Contracts will be subject to the terms of the Limited Recourse Facility Advance or Non-Recourse Facility Advance, as applicable. With respect to such Facility Contract(s) which are to be converted from the Warehouse Facility ("Converted Contracts"), upon such conversion, Borrower shall pay to Lender the difference, if any, between (i) the balance in the Warehouse Facility with respect to such Converted Contracts, and (ii) the Limited Recourse Facility Funding Amount or Non-Recourse Facility Funding Amount, as applicable, with respect to such Converted Contracts.

The Limited Recourse Facility is a term loan to fund Limited Recourse Facility Contracts, in the maximum amount outstanding at any one time of up to Five Million Dollars ($5,000,000.00) less any amounts outstanding under the Warehouse Facility, which, subject to the provisions of subsection 2.2.2 shall be made available to Borrower by Lender.

The Non-Recourse Facility is a series of term loans to fund Non-Recourse Facility Contracts which, subject to the provisions of subsection 2.2.2 shall be made available to Borrower by Lender.

             2.2.1 Procedure for Borrowing. Subject to the satisfaction of the terms and conditions set forth in Sections 2.1, 2.2 , 4.1 (Closing) and
       4.2 (Advances), on or after the Closing Date Lender shall disburse the proceeds of any Advance as Borrower may request in the related Contract Funding Request. The Contract Funding Request shall specify: (A) under which Facility the requested Advance is to be made, (B) if the requested Advance is for the Warehouse Facility, whether the Limited Recourse
       Facility or the Non-Recourse Facility will be used to pay down the subject Warehouse Advance, (C) the date such Advance is to be made, which shall be a Business Day not less than 5 Business Days after the delivery to Lender of such Contract Funding Request, and (D) the amount of Advance, which shall not exceed the applicable Facility Funding Amount, and without the written consent of Lender, be not less than Seven Hundred Fifty Thousand Dollars ($750,000.00) under the Limited Recourse Facility; One Hundred Fifty Thousand Dollars ($150,000.00) under the Non-Recourse Facility, not less than Five Hundred Thousand Dollars ($500,000.00) under the Warehouse Facility for Facility Contracts to be ultimately financed under the Limited Recourse Facility, and One Hundred Fifty Thousand Dollars ($150,000.00) under the Warehouse Facility for Facility Contracts to be ultimately financed under the Non-Recourse Facility. Lender shall not be obligated to make any Advance (i) if an Incipient Default or Event of Default exists if the requested Advance is made, (ii) any more frequently than four times each month under the Warehouse Facility and four times each month under the Limited Recourse Facility or Non-Recourse Facility, or (iii) with respect to any Contract which Lender determines is not an Eligible Contract or for an End-User which Lender determines is not an Eligible End-User.

             2.2.2 Reborrowing. Borrower shall be entitled to reborrow any portion of the Advance which is repaid or prepaid.

       2.3 Termination of Facility. After March 27, 1997, upon not less than sixty (60) days' prior notice, either party may notify the other of its intention not to seek/provide any further financing hereunder; provided, however, that notwithstanding the foregoing, all of Borrower's Obligations shall survive any expiration or termination of this Agreement and/or the termination of any Facility Contract.

       2.4 Interest Rate, Computation. Each Advance shall bear interest at the respective Limited Recourse Facility Rate, Non-Recourse Facility Rate or
Warehouse Facility Rate, as applicable, which Rates shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. Except as may be set forth elsewhere herein, accrued and unpaid interest on each Warehouse Facility Advance shall be due and payable monthly in arrears on the first Business Day of each month commencing with the first month immediately following the month in which such Advance is made. The principal balance of each Warehouse Facility Advance shall be payable on the earlier to occur of (i) one hundred twenty (120) days after the related Disbursement Date, or (ii) the delivery of proceeds of a Limited Recourse Facility Advance or a Non-Recourse Facility Advance which are applied to the related Warehouse Facility Advance for the same Facility
Contract(s), to the extent the principal balance of such Warehouse Facility Advance is not paid in full as a result thereof.

       2.5 Payments. Provided the Borrower is not in default, Borrower, at its sole cost and expense, shall be responsible for the billing and collecting of the payments due under any Contract(s). All billing with respect to Facility Contracts shall be accomplished by separate invoices (i.e., not included in invoices to the same End-User for rentals or other payments due under any other agreement between Borrower and End-User), and shall direct the End-Users to forward all Facility Contract remittances (for so long as such remittances pertain to a Facility Contract) to the Lockbox, which shall be subject to the Lockbox Agreement, and at the Bank. The fees and expenses of such Lockbox shall be payable by Borrower. With respect to Warehouse Facility Advances and Limited Recourse Facility Advances, Lender and Borrower shall agree on a monthly due date by which Borrower shall pay to Lender the amounts due under the related Facility Contracts, whether or not such amounts have been remitted by such End-Users. With respect to Non-Recourse Facility Contracts, on or before the due date set forth in each Facility Contract, or the next occurring Business Day, commencing with the first month following the Advance with respect thereto, Borrower shall pay the amounts due under such Facility Contracts to Lender, if such amounts have been received by Borrower, either directly or via the Lockbox. All payments made pursuant to this subsection 2.5 shall be applied first, to any accrued and unpaid fees and expenses then owed by Borrower to Lender; second, to accrued and unpaid interest then due Lender calculated at the Limited Recourse, Non-Recourse or Warehouse Facility Rate, as applicable, through the last date of such immediately preceding month, and third, to principal due Lender on the Advance with respect to which the payment has been made until paid in full.

       2.6   Prepayment.

             2.6.1 Voluntary Prepayment. Borrower may prepay one or more Advances under the Warehouse Facility in accordance with the terms of the next two sentences of this subsection, except that such prepayment shall be without premium or penalty, and that Borrower shall provide at least five (5) Business Days' prior notice received by Lender. Borrower may prepay one or more Advances under the Limited Recourse Facility and/or Non-Recourse Facility upon at least thirty (30) Business Days' prior notice received by Lender, by paying to Lender the amount of such prepayment, plus all accrued and unpaid interest (at the applicable Facility Funding Rate(s) or Default Rate) calculated in accordance with the simple interest method, plus the amount of the Ordinary Prepayment Premium applicable thereto. For purposes of this Agreement the simple interest method shall mean a constant interest charge based upon a declining principal balance. Upon request by Borrower, Lender shall, as soon as practicable, provide to Borrower the amount of Borrower's Obligations which must be repaid to Borrower to satisfy the requirements of this paragraph.

             2.6.2  Mandatory.

                    (a)  Termination of Contract due to End-User  Buyout.  If an
             End-User voluntarily terminates a Facility Contract before its scheduled expiration by exercising an option to purchase the Facility Equipment, Borrower shall prepay the associated Advance within ten (10) Business Days of such termination by paying to Lender (i) the Loan Repayment Amount with respect to such Advance, along with (ii) the applicable Ordinary Prepayment Premium. Notwithstanding the foregoing, if Borrower elects to exercise its right of Permitted Substitution with respect to such terminated Facility Contract, no Ordinary Prepayment Premium shall be payable with respect thereto.

                    (b) Casualty. If (i) any Equipment subject to a Warehouse or
             Limited Recourse Advance is lost or damaged, (ii) the manufacturer of the Equipment determines that such Equipment cannot be repaired, and (iii) the End-User elects not to replace the Equipment and instead to pay a stipulated loss value or casualty value (as such is defined in the applicable Facility Contract) for such Equipment, then, within ten (10) Business Days following a period of ninety
             (90) days after the determination is made by the Equipment manufacturer that the Equipment cannot be repaired, Borrower shall prepay the associated Warehouse or Limited Recourse Advance by paying to Lender the Loan Repayment Amount with respect to such Warehouse or Limited Recourse Advance, and, to the extent Borrower is able to collect sufficient proceeds from the insurance carrier and/or the End-User, an amount to additionally reimburse Lender for costs incident to breaking its corresponding debt, which shall not exceed three percent (3%) of the principal amount prepaid, and which shall be evidenced by a certificate prepared by Lender showing, in reasonable detail, the calculation of such costs. No Ordinary Prepayment Premium shall be payable in respect to a mandatory prepayment made pursuant to this subsection.

                    (c) Contract Event of Default. If Borrower prepays an Advance pursuant to Section 8.2.2 hereof with respect to a Contract Event of Default, no Ordinary Prepayment Premium shall be payable by Borrower to Lender in connection with any such prepayment.

                    (d) Early Termination without End-User Buyout. If a Facility
             Contract is voluntarily terminated by a End-User prior to the scheduled expiration, without the exercise of a purchase option, Borrower shall prepay the associated Advance within thirty (30) days of such event by paying to Lender the (i) Loan Repayment Amount and the (ii) Ordinary Prepayment Premium with respect to such Advance. Notwithstanding the foregoing, if Borrower elects to exercise its right of Permitted Substitution with respect to such terminated Facility Contract, no Ordinary Prepayment Premium shall be payable with respect thereto.

             2.6.3 No Other Prepayments Permitted. No Advance may be prepaid except as otherwise expressly provided in this Agreement unless Borrower pays the Ordinary Prepayment Premium together with the Loan Repayment Amount for such Advance.

             2.6.4 Involuntary Prepayment. Any prepayment of the Advances received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of a Borrower Event of Default and the acceleration of Borrower's Obligations shall be deemed to be a mandatory prepayment, and the applicable Ordinary Prepayment Premium shall be payable with respect thereto.

             2.6.5 Release of Lender Lien(s). Upon payment in full of the Loan Repayment Amount and the Ordinary Prepayment Premium, if any, due under
       Section 2.6.2(a) or 2.6.2(d) hereof, Lender shall release the applicable Lender Lien(s) in the related Collateral.

       2.7 Late Charges; Default Rate. If any payment of principal or interest to be made by Borrower to Lender under the Facility becomes past due for a period of 10 days, Borrower shall pay to Lender on demand a late charge of five percent (5%) of the amount of such overdue payment, provided, however, that such late charges shall only apply to Non-Recourse Facility Contracts if Contract

Proceeds have been received by Borrower, either directly or via the Lockbox, and not remitted to Lender on a timely basis. In addition, during a Default Rate Period, Borrower's Obligations pertaining to the Facility shall bear interest at the Default Rate.

       2.8 Payment after Borrower Event of Default. Upon the occurrence and during the continuation of a Borrower Event of Default, all Contract Proceeds pertaining to Facility Contracts and/or Facility Equipment shall be applied by Lender in such manner as Lender shall determine.

       2.9 Maximum Interest. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the State of Illinois shall govern the relationship between them, but in the event of a final adjudication to the contrary, nunc pro tunc, Borrower shall be obligated to pay to Lender only such interest as then shall be permitted by the applicable laws of the State found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the Advances in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

       2.10 Limited Recourse Facility Fee. Commencing with the first day of the month immediately following 120 days from the date of this Agreement until the date upon which the outstanding principal balance of the Limited Recourse Facility reaches $1,500,000, Borrower shall pay to Lender a fee at a per annum rate of two percent (2.0%) of the result of (i) $5,000,000, minus (ii) the daily average principal balance of the Limited Recourse Facility which is outstanding during the quarter immediately preceding the quarter in which such payment is made. Thereafter, the Limited Recourse Facility Fee shall be a per annum rate of one and one-half percent (1.5%) of the result of (i) $5,000,000 minus (ii) the daily average principal balance of the Limited Recourse Facility which is outstanding during the quarter immediately preceding the quarter in which such payment is made. Such Facility Fee shall be payable quarterly in arrears on the first Business Day of the month. The amount of each such fee shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which such fee is being charged. Notwithstanding the above, no Limited Recourse Facility Fee shall be due and payable during any period in which the Limited Recourse Facility is unavailable to Borrower.

       2.11 Method of Payment; Good Funds. All payments which are to be made by Borrower to Lender pursuant to the Loan Documents shall be made by wire transfer to Bank of America, 231 South LaSalle Street, Chicago, Illinois 60697; ABA #071000039, Heller Financial, Inc., Acct. #74-21753, Phone Advice to Product Credit Manager--LPG and to Product Business Manager--LPG: 708-916-1116.

Payment shall not be deemed to be received until Lender is in receipt of Good Funds.

                                   ARTICLE III

                             NOTE; SECURITY INTEREST

       3.1  Note.  Borrower's   Obligations  described  in  clause  (i)  of  the
definition of such term shall be evidenced by the ---- Notes.

       3.2 Grant of Security Interest. As security for the payment and performance of Borrower's Obligations, Borrower hereby grants to Lender a Lien in the following described collateral (the "Collateral"), such Lien to be superior and prior to all other Liens other than Permitted Liens:

             (a) Facility Equipment. All of Borrower's right, title and interest in and to the Facility Equipment.

             (b) The Contracts. All chattel paper and Contracts pertaining to any Facility Equipment, including, without limitation, all of Borrower's right, title and interest in, to and under each Facility Contract relating to each item of Facility Equipment and the right to receive all payments thereunder (collectively, the "Intangible Collateral").

             (c)  Lockbox  and  Lockbox  Agreement.   The  Lockbox  and  Lockbox
       Agreement.

             (d)  Recourse Reserve Account. The Recourse Reserve Account.

             (e) Books and Records. All of the books and records of Borrower pertaining to the Property described in subparagraphs (a) - (d) above.

             (f) Proceeds. All attachments, additions, accessions, upgrades and accessories that are part of the related Facility Equipment; all repairs, substitutions and replacements pertaining to the items described in subparagraphs (a) through (e) above, as applicable, including all cash and non-cash proceeds (including Casualty Payments and other insurance proceeds) pertaining thereto.

       All of the Collateral assigned to Lender hereunder shall secure the payment and performance of all of Borrower's Obligations, and whether now existing or in the future; provided, however, that upon the payment and performance in full of all of Borrower's Obligations with respect to a Facility Contract (or the exercise of a Permitted Substitution with respect thereto), the Loan Documents applicable to such Facility Contract and such Facility Equipment shall automatically terminate and Lender shall execute and deliver to Borrower such UCC termination statements and other instruments as may be necessary to release the applicable Lender Lien(s) in the related Collateral.

       3.3 Substitution of Contracts. Within Ninety (90) days after a Contract Event of Default occurs on a Limited Recourse Facility Contract, or in the event of a prepayment by an End-User with respect to a Facility Contract, or with the prior, written agreement of Lender, in addition to any other remedy available hereunder to Borrower with respect thereto, Borrower may substitute another Eligible Contract for an existing Facility Contract ("Existing Facility Contract"), provided (i) that the present value (determined using a discount rate which is equal to the Facility Rate which is applicable to the Existing Facility Contract) of the payments remaining under such Substitute Contract, is equal to or greater than the present value (calculated as described above) of the remaining payments of such Existing Facility Contract, including any payments which are past due under such Existing Facility Contract; and (ii) that the number of payments remaining under such Substitute Contract equals or exceeds the number of payments remaining under the Existing Facility Contract. Such substitution shall be deemed to cure such Contract Event of Default.

       3.4 Recourse Reserve Account. In conjunction with each Limited Recourse Facility Advance, Borrower agrees to additionally collateralize its Net Loss Pool (as defined in Section 8.3.2 hereof) obligations under this Agreement with a reserve account ("Recourse Reserve Account") equal to ten percent (10%) of the aggregate Loan Repayment Amounts for such Limited Recourse Facility. Borrower further agrees that the Recourse Reserve Account shall be funded on an ongoing basis by Lender withholding ten percent (10%) from the calculation of the related Limited Recourse Facility Funding Amount and from payment of the related Advance. Such Recourse Reserve Account shall be under the control of Lender, and shall earn interest for the benefit of Borrower at the then prevailing rate for similar accounts, less any monthly service fees imposed by the financial institution at which such Recourse Reserve Account is maintained. Lender and Borrower agree to adjust the balance of the Recourse Reserve Account on a calendar quarterly basis, commencing September 30, 1996 so that the quotient of the Recourse Reserve Account balance divided by the aggregate Loan Repayment Amount is equal to 0.1.

       Should Borrower fail to pay any cure/recourse/prepayment obligation under the Limited Recourse and/or Warehouse Facility when due, Lender shall have the right to use the Recourse Reserve Account to the extent necessary to satisfy such obligation of Borrower. Such right shall be in addition to, and not in lieu of, any other remedies Lender may have under this Agreement or under applicable law.

       Should any of the Borrower Events of Default set forth in Section 8.1.1(d) hereof occur, then the entire Recourse Reserve Account shall be paid to Lender for potential Net Losses incurred by Lender due to End-Users' defaults. Upon final liquidation and/or pay off of the entire Borrower portfolio of Facility Contracts, any remaining balance in the Recourse Reserve Account shall be returned to Borrower or to Borrower's successor in interest.


                                   ARTICLE IV

                         CONDITIONS OF CLOSING; ADVANCES

       4.1 Conditions of Closing. The Closing shall not take place unless all of the conditions set forth in this Section 4.1 have been satisfied in a manner, form and substance satisfactory to Lender:

             4.1.1 Representations and Warranties. On the Closing Date, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

             4.1.2 Delivery. The following shall have been delivered to Lender, each duly authorized and executed:

                    (a) the Agreement, with all Exhibits; the Warehouse Facility
             Note,   the  Limited   Recourse   Facility  Note  and  the  Closing
             Certificate;

                    (b) a certificate of the Secretary or an Assistant Secretary of Borrower in the form of Exhibit J, with all attachments noted therein;

                    (c) a  certified  copy  of the  forms  of  Contract  used by
             Borrower, to be attached to the Agreement as Group Exhibit C;

                    (d)   the Lockbox Agreement; and

                    (e) such additional  instruments,  documents,  certificates, consents, financing statements, waivers and opinions as Lender reasonably may request, including, but not limited to, a Trust Agreement substantially in the form of Exhibit O hereto, in the event that Borrower will be retaining possession of any original master leases comprising Facility Contracts.

             4.1.3 Security Interests. All UCC financing statements, including UCC-1(s) naming Borrower as debtor and Lender as secured party to be filed where applicable, substantially in the form attached hereto as Exhibit B, shall have been filed and confirmation thereof received by Lender.

             4.1.4   Opinion  of  Counsel.   Lender  shall  have  received  from
       Borrower's in-house counsel, an opinion dated the Closing Date, addressed to Lender in the form of Exhibit K.

             4.1.5 Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with prior to or at the Closing Date.

             4.1.6 Approval of Loan Documents and Security Interests. The approval and/or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is necessary or required to enable Borrower to (i) enter into and perform its obligations under the Loan Documents, (ii) grant to Lender the Lender Lien and (iii) consummate the Advances.

             4.1.7 Material Adverse Change. Since the issuance of Borrower's most recent fiscal year-end financial statements, no event shall have occurred which has a material adverse effect on (i) the financial condition, Property, business, operations, ownership, structure, prospects or profits of Borrower, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the Collateral.

             4.1.8 Resolution of Borrower's Collection Procedures. Lender must be satisfied, in its sole but reasonable discretion, with Borrower's collection procedures and the implementation of such procedures.

             4.1.9 Fees. Lender shall have received from Borrower in Good Funds the sum of $3,000.00 as an out-of-pocket fee to cover Lender's Closing costs and expenses.

       4.2 Conditions of Advances. The obligation of Lender to disburse any Advances on or after the Closing Date shall be subject to the satisfaction of all of the conditions set forth in this Section 4.2 in a manner, form and substance satisfactory to Lender:

             4.2.1 Representations and Warranties. On the date of such Advance, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

             4.2.2   Delivery  of  Documents.   In  addition  to  the  documents
       previously delivered to Lender pursuant to Section 4.1.2, the following shall have been delivered to Lender, each duly authorized and executed:

                    (a) the  Contract  Funding  Requests  for the Advances to be
             made, with all attachments noted therein; along with Good Funds in the amount of $100.00 per Eligible Contract requested to be placed in the Warehouse Facility, as and for a transaction fee;

                    (b) such additional  instruments,  documents,  certificates, consents, financing statements, waivers and opinions as Lender reasonably may request.

                    For the purposes of Section 4.2.2(a) each funded schedule under a master lease shall constitute a separate Eligible Contract.

             4.2.3  Security Interests. The following UCC financing statements:

                    (a) in the case of Facility  Contracts  under which Borrower is deemed by Lender to be the owner of the Equipment, UCC-1(s) naming Borrower as debtor, and Lender as secured party, to be filed where the Equipment is located and at Borrower's principal place of business,

                    (b) UCC-1(s) naming End-User as debtor or lessee, and Borrower as secured party or lessor, to be filed in the state(s) where the Equipment is located,

                    (c) UCC-3(s),  as required,  naming Lender as assignee to be filed in the jurisdiction(s) where the UCC-1(s) referred to in 4.2.3(b) above are filed, and

                    (d) all other  filings and actions  requested  by Lender and reasonably required to perfect and maintain the Lender Lien as a valid and perfected Lien in the Collateral, shall have been filed and confirmation thereof received by Lender.

             4.2.4 Additional Conditions. Borrower shall have re-satisfied the conditions set forth in Sections 4.1.5 (Performance; No Default), 4.1.6 (Approval of Loan Documents and Security Interests), and 4.1.7 (Material Adverse Change) hereof with respect to the requested Advance(s).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

       Borrower hereby represents and warrants to Lender as follows:

       5.1 Organization, Power, Authority, etc. Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of New York,
(ii) is qualified to do business in every jurisdiction in which the character of the Property owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude Borrower from enforcing its rights with respect to any Facility Contract or Facility Equipment or would expose Borrower to any material loss or liability,
(iii) has the power and authority to carry on its business, (iv) has the power and authority to execute and perform this Agreement and the other Loan Documents, and (v) has duly authorized the execution, delivery and performance of this Agreement and the other Loan Documents.

       5.2 Validity, etc., of Loan Documents. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity). The execution, delivery and performance of the Loan Documents by Borrower (i) has not violated and will not violate any provision of law, any order of any Governmental Body, or the Certificate of Incorporation or Bylaws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party, (ii) is not in conflict with, will not result in a breach of or, with the giving of notice, or the passage of time, or both, will not constitute a default under any such indenture, agreement or other instrument, and (iii) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the Property of Borrower, except for Permitted Liens.

       5.3 Other Agreements. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties, or assets, and Borrower is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party, which default would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or to perform any of its obligations under any of the Loan Documents.

       5.4 Principal Place of Business. The principal place of business of Borrower and its chief executive office are at One Northern Concourse, P.O. Box 4785, Syracuse, New York 13221-4785. Borrower has not done business under any name other than CIS Corporation.

       5.5 Priority. The Lender Lien is subject to no prior Liens other than Permitted Liens, and all Borrower Liens have been or will be assigned to Lender pursuant to an Assignment.

       5.6 Financial Statements. Borrower has delivered to Lender the financial statements described on Exhibit L. Such financial statements present fairly the financial condition and results of operations of Borrower as of the dates and for the periods indicated therein. All of the foregoing financial statements, except as otherwise indicated therein, have been prepared in accordance with GAAP.

       5.7 Litigation. Except as set forth in Exhibit M, there are no actions, suits, arbitrations, proceedings or claims (whether or not purportedly on behalf of Borrower) pending or to the best knowledge of Borrower, threatened, against Borrower or maintained by Borrower, at law or in equity or before any Governmental Body which, if adversely determined, would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or perform any of its obligations under any of the Loan Documents.

       5.8 Necessary Property. Borrower has all necessary rights in its Property (including all patents or trademarks) which are necessary to conduct the business of Borrower as now conducted.

       5.9 Validity and Enforceability of Contracts. At the time a Contract is assigned to Lender (and thereupon becomes a Facility Contract) and, unless expressly limited to that point in time, at all future times with respect to each of the Facility Contracts, all rights assigned as part of the Facility Contracts, including without limitation all Facility Equipment covered thereby:

             (i) Any modifications of a Contract from the form approved by Lender, as attached to this Agreement as Group Exhibit C, are identified in the Contract by amendment or conspicuous markings, letterings or title heading (e.g. "Additional Provisions), and the existence of such modifications are noted by Borrower in the related Contract Funding Request; all Contracts have been originated by Borrower as either lessor or secured party; all Contracts arise from a bona fide non-cancellable contract for Eligible Equipment with an Eligible End-User for an Approved Contract Term; and all Equipment described in the Contracts is in all respects in accord with the requirements of the Contracts and has been delivered to and unqualifiedly accepted by the End-User thereunder; unless specifically agreed to by Lender in writing, none of the Equipment, after delivery and acceptance by the End-User, is a fixture under the applicable laws of any state where such Equipment is or may be located nor is located outside the United States;

             (ii) All Contracts and related Equipment comply with all applicable laws and regulations, including, without limitation, interest/usury, truth-in-lending and disclosure laws; all Contracts are genuine, valid, binding and enforceable in accordance with their terms, accurately describe the related Equipment and the Payments due under the Contracts; all Contracts, the related Equipment and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the End-User, which shall be assigned to Lender contemporaneously herewith, and Permitted Liens; and all Contracts, and related rights, agreements, documents and instruments are assignable to Lender without notice to or consent of any person, including without limitation, any End-User or any Governmental Body or agency and no such assignment will delegate, create or impose any duty, obligation or liability on Lender except that so long as no Contract Event of Default has occurred, Lender shall not take any action or exercise any right that would disturb any End-User's full and quiet enjoyment of all of such End-User's rights under that Facility Contract;

             (iii) At the time of Borrower's assignment of the Contracts, Borrower has (A) good title to all of the Contracts, including the right to receive the payments due thereunder, (B) either good title to or a first, prior and perfected lien in all related Equipment; (B) all legal power, right and authority to sell the Contracts and grant the security interest described herein to Lender; (C) not sold, transferred, encumbered, assigned or pledged any part of the Contracts or related Equipment to any other Person; and (D) paid in full all vendors of the Equipment subject to the Contracts;

             (iv) All counterparts of all Contracts have been clearly marked to indicate that only one thereof is the "Original" and assignable, and such counterpart shall be the counterpart delivered to Lender at the time of Borrower's assignment of the Contract;

             (v) Except for any master leases, which are to be held in trust by Borrower pursuant to the Trust Agreement, Borrower has provided Lender with an original of all material agreements entered into in connection with the Contracts, and the Equipment related to such Contracts; the Contract constitutes the entire agreement and there are no oral representations, warranties or agreements related thereto; the Contracts employ substantially standard pricing and documentation (including, without limitation, provisions concerning payment terms, assignment, maintenance, termination, renewal, insurance and stipulated loss provisions) which have been approved by Lender; the Contracts contain no purchase option to the End-User which has not been disclosed in writing to Lender;

             (vi) The End-User in each Contract has represented to Borrower in the Contract (i) that the execution, delivery and performance of the Contract was duly authorized, and that upon execution thereof by each party thereto, the Contract will be in full force and effect and constitute a valid legal and binding obligation of End-User and enforceable against End-User in accordance with its terms; (ii) that no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by the End-User of the Contract or, if any such approval, notice, registration or action is required, it has been obtained; and
       (iii) that the entering into and performance of the Contract e will not violate any judgment, order, law or regulation applicable to End-User or any provision of End-User's Articles of Incorporation or By-Laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of End-User or upon the Equipment pursuant to any instrument to which End-User is a party or by which it or its property may be bound;

             (vii) None of the following existed at the time of Borrower's assignment to Lender of the Contracts: (i) any payment owing with respect to any Contract is past due more than ten (10) days, (ii) to Borrower's knowledge, after due inquiry having been made, any End-User is otherwise in default under a Contract, or (iii) any End-User has canceled or terminated or given notice of or, to Borrower's knowledge, after due inquiry having been made, attempted to cancel or terminate any Contract;

             (viii) Borrower has not been made aware, nor has knowledge, of any setoffs, abatements, recoupments, claims, counterclaims or defenses on the part of any End-User under the Contracts to any claims against or obligations of any End-User thereunder, nor do the Contracts by their terms give rise to any such right of setoff, abatement, recoupment, claims, counterclaims or defenses against Borrower or assignee of Borrower;

             (ix) Borrower has not done anything that might impair the value of the Contracts or any Equipment covered by the Contracts;

             (x) All sales, gross receipts, property or other taxes, assessments, fines, fees and other liabilities relating to the Contracts, the related Equipment, or the proceeds thereof have been paid when due and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made;

             (xi) Borrower is not in default which has continued beyond any applicable grace periods or cure rights of any of its obligations under the Contracts, including without limitation, any obligation to repair, maintain or replace any Equipment or to provide service as provided in the Contracts;

             (xii) Borrower will not agree to any alterations, modifications, changes or amendments after Borrower's assignment without Lender's prior written consent;

             (xiii) At the time of Borrower's assignment of the Contracts, no amounts have been prepaid on the Contracts except advance payments which are required by the express written terms of the Contracts;

             (xiv) Borrower has not withheld any information or material facts in connection with any Contracts or Equipment which would make any information furnished to Lender misleading and Borrower has no knowledge of any Contract Event of Default or of any fact which may impair the validity, value or enforceability of any Contract or Equipment;

             (xv) Borrower has no reason to believe that any credit information provided to Lender by Borrower with respect to any End-User is false in all material respects;

             (xvi) All Facility Equipment is covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and, if applicable, general public liability coverage. Lender has been named as a "Loss Payee" and, if applicable, as an "Additional Insured". Said insurance is in full force and effect, and has not lapsed or been cancelled by the End-User or the respective insurers; all Facility Equipment covered by a Warehouse or Limited Recourse Contract is in good condition and repair;

             (xvii) The Contract by its terms may not be canceled or terminated or attempted to be canceled or terminated prior to the full term indicated for such Contract, and Borrower shall not waive or alter such terms;

             (xviii) Borrower has not breached any representation, warranty or guarantee under the Contract or any agreement, document or instrument related thereto;

             (xix) Upon  recording  financing  statements as outlined in Section
       4.2.3 with respect to the Contracts and the related Equipment, and Lender's possession of the original chattel paper with respect thereto, Lender's security interest therein shall be perfected and shall have priority over all other liens, claims, rights of other persons and security interests with respect thereto; and

             (xx) Borrower has not filed any UCC-1 or other document in the public records against any End-User or End-User Guarantor concerning any proposed Facility Contract or Equipment except those which have been disclosed and either assigned or subordinated to Lender's interest in the Facility Contracts and the related Equipment and Proceeds, and there are no other UCC-1's or other public record filings concerning any part of any Facility Contracts or Equipment whether executed by or in favor of Borrower.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

       Borrower covenants and agrees with Lender as follows:

       6.1 Payment of Borrower's Obligations. Borrower shall pay and perform all of Borrower's Obligations as and when the same become due, payable and/or performable, as applicable.

       6.2 Preservation of Existence. Borrower shall maintain its existence and rights in full force and effect to the extent necessary to perform its obligations under the Loan Documents.

       6.3 Legal Requirements. Borrower (i) promptly and faithfully shall comply with, conform to and obey all applicable present and future laws, ordinances, rules, regulations and other requirements that could materially adversely affect the conduct of its operations, and (ii) shall use or use reasonable efforts to cause the portion of the Collateral consisting of Warehouse or Limited Recourse Facility Equipment to be used in a manner and for the use contemplated by the manufacturer thereof, and in material compliance with all laws, rules and regulations of every Governmental Body having jurisdiction over such Warehouse or Limited Recourse Facility Equipment.

       6.4 Financial Statements and Other Reports. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower's operations, all in accordance with GAAP, and shall furnish or cause to be furnished to Lender within:

             (i) 125 days after the end of each year, (A) the audited financial statements for such year for Borrower certified (without qualification as to the opinion or scope of examination) by a firm of independent certified public accountants selected by Borrower and satisfactory to Lender; and (B) a true and correct copy of Borrower's Form 10K filed with the Securities and Exchange Commission;

             (ii) 60 days after the end of each year, computer diskettes/tapes containing all backup data regarding Borrower's portfolio, in format set forth in Exhibit P hereof;

             (iii) 60 days after the end of each quarter, (I) quarterly financial statements of Borrower, (II) a true and correct copy of the Lockbox statements for the preceding quarter, (III) the completed Lockbox Compliance Certificate for the preceding quarter, in the form attached hereto as Exhibit N, and (IV) a true and correct copy of Borrower's Form 10Q filed with the Securities and Exchange Commission;

             (iv) 25 days after the end of each month: reports setting forth (I) any change in the identity or location of all Facility Equipment, with respect to which Borrower has received notice; (II) leasing, remarketing activities and insurance settlements with respect to Facility Contracts under which a Contract Event of Default has occurred; (III) a delinquency report with respect to Facility Contracts in the form attached as Exhibit Q; (IV) amounts received and receivable due under each Facility Contract, including the amounts overdue and the period for which such amounts are overdue, and (V) computer diskettes/tapes containing all backup data regarding Facility Contracts and Facility Equipment, in format set forth in Exhibit P hereof; and

             (v) 10 days after receipt thereof by Borrower, copies of all End-User financial statements required to be delivered to Borrower pursuant to the applicable Contract.

       All of the items described in clauses (ii, (iii) and (iv) of this Section
       6.4 shall be certified by a Responsible Officer of Borrower.

       6.5 Removal of Facility Equipment. Promptly after a Responsible Officer learns that any Facility Equipment has been moved by a End-User from one location to another, Borrower will inform Lender or will cause such End-User to inform Lender of such move and will execute such additional financing statements as Lender reasonably may request.

       6.6 Damage to Equipment. Promptly after a Responsible Officer learns that any Facility Equipment is damaged, and if such Facility Equipment can be repaired in accordance with the terms of the applicable Facility Contract so as to restore the same to good and working order, Borrower shall take whatever actions are required to be taken by lessor under the terms of such Facility Contract.

       6.7   Books and Records; Inspections.

             6.7.1 Books and Records. Borrower shall keep and maintain, or cause to be kept and maintained, complete and accurate books and records and make all necessary entries therein to reflect the transactions contemplated hereby and all payments, credits, adjustments and calculations relative thereto.

             6.7.2 Inspections. Upon reasonable prior notice, Lender shall have full and complete access to the books and records of Borrower pertaining to the Collateral. In addition, from time to time, but not more often than twice each year (and upon the occurrence and during the continuation of a Borrower Event of Default as often as Lender in its sole discretion deems necessary in order to monitor the business activities of Borrower), representatives of Lender shall have the right to conduct an audit of the books and records of Borrower and Borrower's operations. During the pendency of a Borrower Event of Default, Borrower shall pay to Lender on demand the actual, reasonable, out-of-pocket travel expenses incurred by Lender for any employee of Lender who may conduct or assist in conducting any such audit.

       6.8 Maintenance. Borrower, pursuant to the applicable Facility Contract, shall perform its obligations thereunder with respect to maintenance and service of Facility Equipment so as to keep such Facility Equipment in good operating condition, ordinary wear and tear from normal use excepted.

       6.9 Notice of Defaults; Change in Business and Adverse Events. Except as otherwise noted in Section 8.2.2 hereof, Borrower, promptly after any Responsible Officer becomes aware thereof, shall give Lender written notice of the occurrence of (i) any Event of Default or any Incipient Default, accompanied by a statement of such Responsible Officer setting forth what action Borrower proposes to take in respect thereof, (ii) any change in the (A) executive officers or key employees of Borrower, or (B) location of the chief place of business of Borrower, (iii) any event which may have a material adverse effect on the (A) enforceability of the Lender Lien or (B) ability of Borrower to perform any of its obligations under any of the Loan Documents, (iv) any material default in payment or performance by Borrower or any End-User under any Facility Contract or (v) any material damage to or irreparable malfunction of any Facility Equipment.

       6.10 Insurance. Borrower, pursuant to the Facility Contracts, shall maintain in force and pay or cause each End-User to maintain in force and pay for any insurance which Borrower or such End-User, as applicable, is required to provide or cause to be provided pursuant to this Loan Agreement and/or each Facility Contract. Borrower, pursuant to the applicable Facility Contract, will cause the End-User under each Facility Contract to maintain all Facility Equipment in accordance with the terms of all insurance policies which are or may be in effect with respect thereto so as not to alter or impair any of the benefits or coverage to which Borrower or the applicable End-User is entitled under any such insurance policies.

       6.11 Taxes. Borrower shall pay or, pursuant to each Contract, shall cause the End-User thereunder to pay promptly when due all taxes, levies, assessments and governmental charges upon or relating to Facility Equipment for which Borrower or the applicable End-User is or may be liable.

       6.12  Contracts.  With respect to each of the Contracts,  Borrower shall:
(i) perform all acts necessary to preserve the validity and enforceability of each such Contract; (ii) take all actions reasonably necessary to assist Lender in collecting when due all amounts owing to Borrower with respect to each such

Contract; (iii) at all times keep accurate and complete records of performance by Borrower and the End-User under each such Contract; and (iv) upon request of Lender verify with the End-User under each Facility Contract the payments due to Borrower under such Facility Contract, except that (A) prior to the occurrence of a Borrower Event of Default or Incipient Default, such requests shall not occur any more frequently than once each year and (B) after the occurrence and during the continuation of a Borrower Event of Default or Incipient Default, such requests may occur as often as Lender shall require.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

       Until Borrower's Obligations are paid and performed in full, Borrower shall not:

       7.1 Liens. Create or incur any Lien on the Collateral other than Permitted Liens.

       7.2 Borrowing. Create, incur or assume any indebtedness which is secured by Liens on the Collateral other than the Advances or Permitted Liens.

       7.3 Modifications of Facility Contracts. Without the prior, written consent of Lender: amend, supplement, modify, compromise or waive any of the terms of any Facility Contract (i) if the effect of such amendment, supplement, modification, compromise or waiver is to (A) reduce or waive the amount of any payment thereunder, (B) extend the term thereof (except as otherwise permitted pursuant to Section 7.4), or (C) waive any provisions thereof with respect to taxes, insurance or maintenance or (ii) unless such amendment, supplement, modification, compromise or waiver is with respect to (A) the removal of any Facility Equipment and, in connection with such removal, Borrower complies with the provisions of Section 6.5, or (B) a Permitted Substitution and if, in connection with such Permitted Substitution any prepayment of any portion of the Facility shall occur, Borrower shall comply with the terms of subsection 2.6.

       7.4  Extensions  of  Facility  Contracts;  Future  Contracts  of Facility
Equipment. Without the prior written consent of Lender: (i) Extend the term of any Facility Contract, unless as of the end of the Approved Contract Term of such Facility Contract, Lender has released its lien on such Facility Contract pursuant to the last paragraph of Section 3.2, or (ii) re-lease any Facility Equipment unless such re-lease is for the purpose of mitigating damages arising from a Contract Event of Default.

       7.5 Maintenance of Perfected Lender Lien. Change the location of its chief executive office or principal place of business, except if Borrower has
(i) given Lender at least 30 days prior written notice thereof and (ii) caused to be filed all UCC financing statements which in the opinion of Lender are necessary or advisable to maintain the perfection of the applicable Lender Lien.

       7.6 Merger and Acquisition. Without at least thirty (30) days' prior notice to Lender, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person.

       7.7 Transactions with Affiliates. Enter into any transaction for Equipment with any Affiliate to be ultimately financed by Lender hereunder unless the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would be obtained by Borrower in a comparable arm's-length transaction with another Person, and no other provision of this Agreement would be violated as a result thereof.

       7.8 Sale or Transfer of Collateral. Sell, assign or otherwise dispose of any interest in the Collateral, except as such is assigned to Lender as provided herein, without the prior, written consent of Lender, which Lender shall not unreasonably withhold, and, in any event, any purchaser or assignee from Borrower shall assume all of Borrower's obligations hereunder and shall take any interest in the Collateral subject and subordinate to the interests of Lender hereunder and shall execute such documents as may be required by Lender to evidence such assumption and subordination.

       7.9 Lockbox Compliance Ratio Covenant. Allow the Lockbox Compliance Ratio, as defined in the Lockbox Compliance Certificate, expressed as a percentage, to be less than eighty percent (80%) for three consecutive reporting periods.

       7.10 Delinquency Covenant. Allow Facility Contract 90-day delinquency to be greater than eight percent (8%) of the Aggregate Portfolio Outstandings, nor allow Facility Contract total delinquency to be greater than twenty five percent (25%) of the Aggregate Portfolio Outstandings. As used herein, Aggregate Portfolio Outstandings shall have the meaning set forth in Exhibit Q (Monthly Delinquency Report).


                                  ARTICLE VIII

                     BORROWER AND CONTRACT EVENTS OF DEFAULT

       8.1   Definitions

             8.1.1 Borrower Events of Default -- Definition. The occurrence of any of the following shall constitute a Borrower Event of Default hereunder:

                    (a) Default in Payment.  If Borrower  shall fail to remit to
             Lender when due any payment that Borrower is required to make under the Warehouse and/or Limited Recourse Facilities, or required to remit under the Non-Recourse Facility, when and as the same shall become due and payable, and such failure shall continue for a period of 5 Business Days after notice from Lender.

                    (b) Breach of Representation or Warranty. If any representation made by Borrower to Lender in any Loan Document or in any report, certificate, opinion, financial statement (other than those financial statements provided by and pertaining to any End-User) or other document or statement furnished pursuant thereto shall be false or misleading in any material respect when made, or any warranty given by Borrower shall be breached by Borrower, unless (i) the fact, circumstance or condition is made true within ten (10) Business Days after notice thereof is given to Borrower by Lender, and (ii) in Lender's judgment, such cure removes any adverse effect on the Lender.

                    (c) Breach of Covenant. If Borrower shall fail to duly observe or perform any covenant, condition or agreement set forth in Article VI or VII of the Agreement on its part to be performed or observed for ten (10) Business Days after a Responsible Officer has knowledge of such failure.

                    (d)   Bankruptcy, Receivership, Insolvency, etc.

                          (i) If Borrower  shall (A) apply for or consent to the
                    appointment of a receiver, trustee or liquidator for it or any of its Property, (B) be unable to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or

                          (ii) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower, and such petition shall not be dismissed within 45 days.

                    (e) Non-Payment of Other  Indebtedness.  Default by Borrower
             (other than in payment of Borrower's Obligations) in the (i) payment when due (subject to any applicable grace period or cure period), whether by acceleration or otherwise, of any recourse indebtedness, where the amount thereof is in excess of $500,000, or
             (ii) performance or observance of any obligation or condition with respect to any recourse indebtedness of Borrower, where the amount of such recourse indebtedness is in excess of $500,000 (other than in payment of Borrower's Obligations) if the effect of such default is to accelerate the maturity of any such recourse indebtedness or to permit the holder thereof to cause such recourse indebtedness to become due and payable prior to its expressed maturity.

                    (f) Other Material Obligations.  Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Borrower with respect to any purchase or lease of goods or services, where (i) the amount with respect to any such purchase or lease of goods or services is in excess of $500,000 and (ii) any grace period or cure period with respect to any such payment, performance or observance has lapsed (except such default in payment, performance or observance shall not be deemed to constitute a default hereunder if the existence of any such default is being contested by Borrower in good faith and by appropriate proceedings diligently pursued).

             8.1.2 Contract Events of Default -- Definition. The occurrence of a default by any End-User pursuant to the terms of a Facility Contract, which default entitles Borrower to accelerate or terminate such Facility Contract or to repossess the related Facility Equipment, shall constitute a Contract Event of Default.

       8.2   Remedies.

             8.2.1 Borrower Events of Default -- Remedies. If a Borrower Event of Default shall have occurred, and has not been cured by Borrower (or by Lender, at its option) within an applicable cure period, or a Material Adverse Change occurs of the type set forth in Section 4.1.7 (i) or (ii), then Lender shall have the right to do any or all of the following:

                    (a) complete and deliver to the End-Users the Contract Payment Letters in photocopy form to commence direct billing and collection with respect to the Facility Contracts, and deduct from such receipts and remittances a fee equal to three percent (3%) of the aggregate monthly receipts ("Administration Fee") from the payment on the Facility Contracts as compensation for the additional administrative burden;

                    (b) (i)  exercise of any of  Borrower's  rights under any of the Facility Contracts, or (ii) by written notice, require Borrower to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to Borrower under any Facility Contract to the extent not already exercised by Borrower, whereupon Borrower shall immediately take all requested and reasonable action;

                    (c) declare that no further Advances shall be made, and proceed against Borrower for all rights and remedies Lender may have in law or in equity under the Loan Documents;

                    (d) declare the entire amount of Borrower's  Obligations and
             Administration Fee due and payable immediately, and exercise in respect of the Facility Equipment all the rights and remedies of a secured party upon default under the UCC.

             So long as no Contract Event of Default has occurred, Lender shall not take any action or exercise any right that would disturb any End-User's full and quiet enjoyment of all of such End-User's rights under that Facility Contract. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) Business Days before, or mailed, postage prepaid, to Borrower, at least twenty (20) days before the time of such sale or disposition.

             Notwithstanding the foregoing, to the extent that a breach occurs under Section 8.1.1(b), and such breach relates to a single Facility Contract, Borrower shall have twenty (20) days from receipt of demand by Lender to repurchase the Facility Contract pursuant to the terms of the Mandatory Prepayment clause set forth at Section 2.6.4 herein. Borrower's failure to repurchase such Facility Contract within said twenty (20) day period shall then constitute a Borrower Event of Default under Section 8.1.1(a).

             All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

             8.2.2 Contract Event of Default -- Remedies. Upon the occurrence of a Contract Event of Default regarding late or missing payments, Borrower shall, within thirty (30) days thereafter, deliver to Lender written notice thereof. Upon the occurrence of a Contract Event of Default other than above, Borrower shall immediately deliver to Lender written notice thereof. The above referenced notices shall identify the Facility Contract which is in default and the applicable Advance, and describe the nature of such default and the actions Borrower proposes to undertake with respect to such default. If any payment(s) under a Warehouse or Limited Recourse Facility Contract become(s) ninety (90) days past due, whether or not such payment(s) have been cured by Borrower, then within ten (10) Business Days thereafter, Borrower shall prepay in full the unpaid portion of the Advance pertaining to such Facility Contract, or exercise its right of substitution pursuant to Section 3.3 hereof. If any payment(s) under a Non-Recourse Facility Contract become(s) thirty (30) days past due, whether or not such payment(s) have been cured by Borrower, then Lender may complete and deliver to the applicable End-User the Contract Payment Letter in photocopy form to commence direct billing and collection thereof. Lender, at any time (unless such Contract Event of Default shall have been cured), at its option, by notice to Borrower and/or End-User, may terminate such Facility Contract and accelerate all payments due thereunder.

                    Lender, with respect to the Facility Equipment subject to such Facility Contract, shall have and may exercise against Borrower all the rights and remedies of a secured party under the Illinois UCC and/or the UCC applicable to the location of the related Facility Equipment, and any other applicable laws. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) Business Days before, or mailed, postage prepaid, to Borrower at least twenty (20) days before the time of such sale or disposition. In addition to the foregoing, at Lender's election, Lender may complete and deliver one or more Contract Payment Letters in photocopy form in order to commence direct billing and collection with respect to one or more Contracts subject to a Contract Event of Default.
       Furthermore:

                    (i) Lender only shall be entitled to exercise the rights and remedies set forth in this Section 8.2.2 with respect to the Facility Contract, the End-User and the Facility Equipment which are the subject of such Contract Event of Default;

                    (ii) the expenses  and other  payments to which any proceeds of the Collateral shall be applied in accordance with the provisions of subsections 8.6 & 8.7 shall be so applied to payment of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, and

                    (iii) upon payment and performance in full of all of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, both (A) the

             Contract Event of Default with respect to such Facility Contract, and (B) any related Borrower Event of Default shall be deemed to be cured.

       8.3   Recourse

             8.3.1 Full Recourse Borrower shall be liable to Lender without limitation with respect to (i) that portion of Borrower's Obligations (A) described in Sections 10.6 (Attorneys' Fees and Other Expenses) and 10.7 (Indemnity), and/or (B) incurred pursuant to the Warehouse Facility, and/or (ii) any actual loss, cost, liability, damage or expense incurred by Lender as a result of any of the Borrower Events of Default described in subsections (a), (b) and (c) of Section 8.1.1. Notwithstanding the foregoing, however, no officer, director, shareholder or employee of Borrower shall have any individual or personal liability of any kind to Lender with respect to any of Borrower's Obligations, other than any actual loss, cost, liability, damage or expense incurred by Lender as a result of any materially adverse misrepresentation, gross negligence or willful misconduct on the part of such officer, director, shareholder or employee in connection with the transactions contemplated by this Loan Agreement.

             If Borrower becomes liable to Lender on account of the foregoing, Lender shall have all of the rights set forth in Section 8.2.1 (Remedies -- Borrower Events of Default).

             8.3.2 Limited Recourse without affecting Borrower's obligations under Section 8.2.2 hereof, the maximum aggregate amount of Net Loss which Borrower shall be required to bear hereunder with respect to Contract Events of Default under the Limited Recourse Facility ("Net Loss Pool") shall be limited to:

                    A. During the second calendar quarter of 1996, an amount equal to the greater of (i) twenty percent (20%) of the aggregate Limited Recourse Facility Funding Amounts paid to Borrower or at Borrower's direction under the Limited Recourse Facility; or (ii) $250,000.00; and

                    B. on June 30,  1996,  the Net Loss Pool  shall be reset for the forthcoming calendar quarter initially to an amount equal to the greater of (i) twenty percent (20%) of the aggregate Loan Repayment Amount owed to Lender as of June 30, 1996 under the Limited Recourse Facility, or (ii) $250,000.00; and such Net Loss Pool shall increase by twenty percent (20%) of the aggregate Limited Recourse Facility Funding Amounts paid to Borrower during such quarter for new Limited Recourse Facility Contracts; and

                    C. thereafter, on the last Business Day of each succeeding calendar quarter, the Net Loss Pool shall be reset for the forthcoming calendar quarter initially to an amount equal to the greater of (i) twenty percent (20%) of the aggregate Loan Repayment Amount owed to Lender as of such last Business Day under the Limited Recourse Facility, or (ii) $250,000.00; and such Net Loss Pool shall thereafter increase by twenty percent (20%) of the aggregate Limited Recourse Facility Funding Amounts paid to Borrower during such forthcoming calendar quarter for new Limited Recourse Facility Contracts.

             No Net Loss incurred by Borrower shall be assessed against the Net Loss Pool with respect to any Limited Recourse Facility Contract, unless Borrower establishes and reports a Net Loss on such Limited Recourse Facility Contract within the Remarketing Period, whether or not legal possession of the related Facility Equipment has been obtained. Net Loss shall be established by Borrower's subsequent disposition of such Facility Equipment in a commercially reasonable manner under the applicable state's Uniform Commercial Code within the Remarketing Period, and the application of the proceeds thereof (plus any collected from the End-User or any other party) against the Loan Repayment Amount.

             The Net Loss Pool shall be reduced by any charges made against it pursuant to this Section, and increased by any recoveries made by Borrower or Lender, from whatever source, which had been previously charged against such Net Loss Pool; provided, however, that no Net Loss shall reduce the Net Loss Pool unless Borrower establishes a Net Loss on the related Limited Recourse Facility Contract within the time frames set forth above.

             8.3.3 Non-Recourse. Anything in this Agreement or any exhibits hereto, any Non-Recourse Facility Note, any certificate, opinion or documents of any nature whatsoever to the contrary notwithstanding, neither Lender nor its successors or assigns, nor any holder or holders of any Non-Recourse Facility Note shall have any claim, remedy or right to proceed (at law or in equity) against Borrower or any incorporator, shareholder, director, officer, or employee of Borrower for the payment of any deficiency or any other sum owing on account of the indebtedness evidenced by any Non-Recourse Facility Note or for the payment of any liability of any nature whatsoever with respect to any Non-Recourse Facility Note, Non-Recourse Facility Contract or Non-Recourse Facility Equipment or any obligations of Borrower under this Agreement with respect to any Non-Recourse Facility Note, Non-Recourse Facility Contract or Non-Recourse Facility Equipment (except that Lender shall not be prohibited from asserting a claim against Borrower personally which claim is for actual damages directly resulting from the Borrower Events of Default described in subsections (a), (b) and (c) of Section 8.1.1), from any source other than the Collateral pertaining to such Non-Recourse Facility Contract, including the sums due and to become due under any Non-Recourse Facility Contract; and the Lender by acceptance of a Non-Recourse Facility Note waives and releases any liability of Borrower for and on account of such indebtedness or such liability, except as provided above, and the Lender, its successors and assigns and the holders of any Non-Recourse Facility Note agree to look either to the End-User pertaining to such Non-Recourse Facility Contract or to the Collateral pertaining to such Non-Recourse Facility Contract, including the sums due and to become due under such Non-Recourse Facility Contract for the payment of said indebtedness or the satisfaction of such liability.

       8.4 Reassignment of Facility Contracts. Any Facility Contract which is paid in full to Lender by Borrower shall be assigned to Borrower AS IS, WITHOUT RECOURSE and without representation or warranties of any kind, express or implied, of any nature or kind whatsoever, except that, subject to the limitations set forth in the last paragraph of this Section, Lender will warrant and represent that at the time of Lender's assignment of the Facility Contract, or the Facility Equipment, or any interest therein, to Borrower, Lender has not placed or caused to be placed any lien or encumbrance on the Facility Contract or the Collateral pertaining thereto, and, to the best of its knowledge, has not done or failed to do anything which would impair the enforceability of the Facility Contract.

       Any warranty or representation of Lender regarding the enforceability of any Facility Contract is subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the rights of creditors or secured parties generally, including, without limitation, any limitations imposed by laws, statutes, and judicial decisions relating to or affecting the rights of creditors or secured parties generally, or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), upon the enforceability of any security interest or any remedies, covenants, or other provisions of the Facility Contract and upon the availability of injunctive relief or other equitable remedies.

       8.5 Power of Attorney. In order to permit Lender to exercise the rights and remedies set forth herein, Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agent with full power of substitution, in the name of Lender or in the name of Borrower, to perform any of the following acts upon the occurrence of a Borrower Event of Default : (i) receive, open and examine all mail addressed to Borrower and retain any such mail relating to the Collateral and return to Borrower only that mail which is not so related; (ii) endorse the name of Borrower on any checks or other instruments or evidences of payment or other documents, drafts, or instruments arising in connection with or pertaining to the Collateral, to the extent that any such items come into the possession of Lender; (iii) compromise, prosecute or defend any action, claim, or proceeding concerning the Collateral; (iv) perform any and all acts which Borrower is obligated to perform under the Loan Documents; (v) exercise such rights as Borrower might exercise with respect to the Collateral, including, without limitation, the leasing or other utilization thereof and the collection of any such rents or other payments applicable thereto; (vi) give notice of the existence of the Lender's Lien, including, without limitation, notification to End-Users and/or other account debtors of the existence of such Lender's Lien with respect to the rents and other payments due to Borrower relative to the Collateral; or (vii) upon notice to Borrower, execute in Borrower's name and file any notices, financing statements and other documents or instruments Lender determines are necessary or required to carry out fully the intent and purpose of the Loan Documents or to perfect the Lender Lien.

             Borrower hereby ratifies and approves all that Lender shall do or cause to be done by virtue of the power of attorney granted herein and agrees that neither Lender nor any of Lender's employees, agents, officers, or its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made while acting in good faith pursuant to the provisions of this subparagraph, unless such act, omission, error of judgment or mistake of fact or law is determined by a court of competent jurisdiction in a decision which no longer is subject to appeal to be the result of the gross negligence or the willful or wanton misconduct of Lender or any such employees, agents, officers or attorneys of Lender. The appointment of Lender as Borrower's attorney-in-fact is a power coupled with an interest, and therefore shall remain irrevocable until all of Borrower's Obligations have been paid and performed in full.

       8.6 Expenses. All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

       8.7 Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to or by the operation of any of the terms of any of the Loan Documents, including, without limitation, Sale Proceeds, shall be applied by Lender in the following order of priority:

             (i) Expenses: First to the payment of all (A) actual fees and expenses, including, without limitation, court costs, title charges, costs of maintaining and preserving the Collateral, reasonable attorney's fees, and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law, but excluding costs and fees deducted in the computation of Sale Proceeds, and (B) Liens superior to the Liens of Lender, except such superior Liens subject to which any sale of the Collateral may have been made;

             (ii) Borrower's Obligations. Next, to the payment of Borrower's Obligations, in such order as Lender may determine; and

             (iii) Surplus. Any surplus, to the Person or Persons legally entitled thereto.

       8.8 Remarketing Assistance on Non-Recourse Facility Contracts. With regard to Non-Recourse Facility Contracts, Lender shall be solely responsible for the costs and expenses of repossession, refurbishment and remarketing of the Equipment on such Contracts. If requested by Lender, Borrower agrees to assist Lender as follows:

             (i) to use commercially reasonable efforts to resell or re-lease the Equipment as soon as possible, either by public or private sale, and for an amount under the terms and conditions acceptable to Lender (as used herein, the term "commercial reasonable efforts" shall include but not be limited to, advertising, storing, displaying, and using the same methods to market the Equipment as Borrower uses to market and sell equipment in its own business; and, in remarketing any Equipment, Borrower will not be authorized to make any warranties or representations for or on behalf of Lender); and

             (ii) to notify Lender of all offers to purchase or lease the Equipment which Borrower receives from any third party, and Lender shall accept or reject any such offers in its sole but reasonable discretion (Lender has the right to establish a minimum sales price for the Equipment and Borrower agrees that it will not sell any Equipment for an amount less than any established minimum sales price without prior written authorization from Lender).

       Borrower agrees that any sale, and the terms thereof, will be subject to the prior approval of Lender in its sole but reasonable discretion; the Equipment will be sold "AS IS" without warranty or representation, express or implied, of any nature or kind whatsoever, except that Lender shall warrant that the Equipment is free from liens placed thereon, or caused to be placed thereon, by Lender.

       As compensation for Borrower's  remarketing  services provided under this
Section 8.8, Lender shall pay Borrower an amount equal to five percent (5%) of the Loan Repayment Amount of the related Facility Contract, which sum shall be
(i) payable to Borrower upon consummation of the resale or re-lease of the Equipment on such Facility Contract, (ii) payable out of the proceeds of such resale or re-lease, and (iii) deemed to include any and all expenses, costs, fees, commissions and charges of any nature whatsoever related to such remarketing services.

                                   ARTICLE IX

                                     CLOSING

       The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on that date, provided all conditions for the Closing as set forth in this Agreement have been satisfied. Unless the Closing occurs on or before March 29, 1996, this Agreement shall terminate and be of no further force or effect, and neither of the parties hereto shall have any further obligation to any other party.

                                    ARTICLE X

                                  MISCELLANEOUS

       10.1 Rights, Remedies and Powers. Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power not specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender from time to time concurrently or independently as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power. Acceptance of payments in arrears shall not waive or affect any right to accelerate Borrower's Obligations.

       10.2 Modifications, Waivers and Consents. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

       10.3 Communications. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile ("FAX") or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

      To Lender:

      Heller Financial, Inc.
      One TransAm Plaza Drive, Suite 222
      Oakbrook Terrace, Illinois 60181
      Attention: Executive Vice President, Vendor Finance Division FAX No.: (708) 916-7457

      Borrower:

      CIS Corporation
      Attention: Director of Corporate Finance And Chief Financial Officer
      P.O. Box 4785, Syracuse, New York 13221-4785 (mail)
      One Northern Concourse, North Syracuse, New York 13212 (overnight express) FAX No.: (315) 455-4713 with a copy to:

      CIS Corporation
      Attention: Law Department
      P.O. Box 4785, Syracuse, New York 13221-4785 (mail)
      One Northern Concourse, North Syracuse, New York 13212 (overnight express) FAX No.: (315) 455-4713 or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 10.3 shall be deemed received (i) if sent by FAX during regular business hours, on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.

       10.4 Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibi tion without invalidating the remaining provisions hereof; provided, however, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law so that this Agreement shall be deemed to be an agreement which is valid and binding in accordance with its terms.

       10.5 Survival. The warranties, representations, covenants and agreements set forth herein shall survive the making of the Advances and the execution and delivery of the Loan Documents and shall continue in full force and effect until Borrower's Obligations have been paid and performed in full.

       10.6 Attorneys' Fees and Other Expenses. Borrower agrees to pay to Lender on demand any actual out-of-pocket costs or expenses, together with reasonable attorneys' fees, incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such actual costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or Federal bankruptcy or reorganization proceeding. In addition, in the event that Borrower elects to submit a Contract Funding Request containing one or more Contracts which have deviations from the standard form approved by Lender and attached to this Agreement as Group Exhibit C, Lender reserves the right to charge a reasonable fee, based on a rate of $125.00 per hour, as an offset against the related Advance, for its inside counsel to review such Contract(s).

       10.7 Indemnity. Lender assumes no obligation or liability to a End-User under any Facility Contract and no Advance shall impose any such obligation or liability on Lender except that the Lender agrees not to disturb any End-User's right of quiet enjoyment under a Facility Contract, provided such End-User is not in default thereunder. Borrower agrees to indemnify and save Lender harmless of, from and against any losses, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorneys' fees) or liabilities which may at any time be brought, incurred by, or assessed or adjudged against Lender from:

       (i) any claims of any Person arising from the Facility Contracts included in any Advance, including, without limitation, those arising or resulting from any failure of any Facility Contract included in an Advance to comply with any applicable law, rule, regulation or contractual specifications; any failure on Borrower's part to keep or perform any of Borrower's obligations, express or implied, with respect to any Facility Contract included in an Advance; and any injury to persons or property or any violation or invasion of any patent or invention rights;

       (ii) any breach by Borrower of any of its representations, warranties, covenants or other obligations or agreements contained in this Agreement, in any Facility Contract included in an Advance (including, without limitation, any such breach by Borrower or any entity or person controlled by Borrower);

provided, however, that this indemnification shall not apply to any losses, damages, penalties, forfeitures, claims, costs, expenses or liabilities of Lender arising from

       (i) with respect to the Non-Recourse Facility, any End-User's failure to pay regularly scheduled payments under a Facility Contract or any other amounts due under the Facility Contract unless it is determined by a court that the End-User is not obligated to pay, as a result of (A) such Facility Contract not being an Eligible Facility Contract on the Disbursement Date for the applicable Advance (assuming that the End-User thereunder was an Eligible End-User) and (B)Borrower being in default under any obligation it then owes to such End-User under the applicable Facility Contract or any other agreement relating to the Equipment subject to such Facility Contract,

       (ii)  Lender's gross negligence or willful misconduct, or

       (iii) action taken by Borrower at the direction of or with prior approval of Lender.

The parties hereto will each give the other notice of any event or condition that requires indemnification hereunder, promptly upon obtaining knowledge thereof. The indemnifying party agrees to pay all amounts due hereunder promptly on notice thereof from the indemnified party. To the extent that the indemnifying party may make or provide to the indemnified party's satisfaction for payment under this indemnity provision, and if the indemnifying party is otherwise in compliance with the terms of this Agreement, the indemnifying party shall be subrogated to the indemnified party's rights with respect to such event or condition and shall have the right to control litigation related thereto and to determine the settlement of claims thereon. All of the indemnities and agreements contained in this paragraph shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Facility Contracts included in the Advances. Any amounts subject to the indemnification provisions of this Section shall be paid by Borrower to Lender within five (5) Business Days following Lender's entitlement thereto.

       10.8 Binding Effect. This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

       10.9 Assignments; Participations. Lender shall be entitled to sell, assign or transfer any portion of its interest in the Facility; provided, however, Lender hereby agrees to deliver to Borrower notice of such proposed sale, assignment or transfer not less than 30 days prior to the proposed date for the consummation thereof, which notice shall include a description of the financial institution to which such sale, assignment or transfer is proposed to be made. In connection with any such sale, assignment or transfer, Lender may disclose such information with respect to Borrower, its business and financial affairs and the Facility as Lender reasonably deems necessary, unless any such information which has been provided by Borrower to Lender is confidential in nature, in which case such confidential information shall not be disclosed without the prior written consent of Borrower, which consent shall not unreasonably be withheld or delayed.

       10.10 Further Assurances. Each of Borrower and Lender agrees that upon the request of the other party hereto at any time and from time to time after the execution of this Agreement it shall execute and deliver such further instructions, documents, and certificates and take such further actions as such party reasonably may request.

       10.11 GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT, WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED NOTE OR ANY OF BORROWER'S OBLIGATIONS OR INDEBTED NESS HEREUNDER. BORROWER AGREES THAT, SHOULD LENDER BE UNABLE TO EFFECTUATE PERSONAL SERVICE OF PROCESS ON BORROWER, THAT LENDER MAY THEREUPON OBTAIN SUCH SERVICE OF PROCESS ON BORROWER'S REGISTERED AGENT, WHICH SHALL BE THE SECRETARY OF STATE OF NEW YORK STATE UNTIL BORROWER OTHERWISE ADVISES LENDER. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

       10.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF ANY OF THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

       10.13 Possession and Use of Facility Equipment. So long as a Borrower Event of Default has not occurred, Borrower shall be permitted to remain in full possession, enjoyment and control of Facility Equipment, and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided always, that the possession, enjoyment control and use of the Facility Equipment shall at all times be subject to the pertaining Facility Contract and to the observance and performance of the terms of this Agreement. It is expressly understood that the use and possession of Facility Equipment by the pertaining End-User subject to the pertaining Facility Contract shall not constitute a violation of this Section 10.13.

       10.14 Constructive Trust for Certain Payments. Notwithstanding anything to the contrary contained in this Agreement, if Lender at any times receives (i) any payments in respect of amounts due under a Facility Contract for a period prior to the date set forth in the Contract Payment Letter for receipt by Lender of the first payment to be made under such Facility Contract, (ii) so long as no Borrower Event of Default has occurred, any payment made by an End-User in respect of sales or use tax or property tax, or (iii) any other amount not constituting part of the Collateral, Lender shall hold such funds in constructive trust for the sole benefit of Borrower and shall promptly turn over such funds to Borrower.

       10.15 Direct Billing and Collecting Option. Notwithstanding anything to the contrary contained in this Agreement, prior to Borrower submitting a Contract Funding Request for a Non-Recourse Facility Advance, Borrower may, at Borrower's option, deliver a Contract Payment Letter to any End-User(s) whose Contract(s) are included in such Advance. In such event and with respect only to Borrower's Obligations relating to such Non-Recourse Facility Contracts under which the End-User(s) will be notified prior to the related Advance that Lender will be billing and collecting, this Agreement shall be deemed to be amended as follows:

             (a) The fifth sentence of Section 2.5, beginning with "With respect to Non-Recourse Facility Contracts..." shall be deleted and the following substituted therefor:

                       "Lender shall bill and collect the payments due under any Non-Recourse Facility Contract(s) as to which Borrower has delivered a Contract Payment Letter to the End-User(s) prior to the related Advance."

             (b) Subclauses III and IV of clause (iv) of Section 6.4 are deleted in their entirety.

             (c) Clauses (ii), (iii) and (iv) in Section 6.12 are deleted in their entirety.

             (d) The following phrase is inserted at the beginning of Section 8.2.1(a); after the phrase "whether or not such payment(s) have been cured by Borrower, then" in the first paragraph of Section 8.2.2; and after the phrase "[i]n addition to the foregoing, at Lender's election," in the second paragraph of Section 8.2.2:

                       "[i]f Borrower has not previously done so,".


                                           SIGNATURE BLOCK ON FOLLOWING PAGE

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

HELLER FINANCIAL, INC.                               CIS CORPORATION


By: /s/Jeffrey D. Kochanek                           By:  /s/Frank J. Corcoran
- --------------------------                           -------------------------
AVP, Credit Manager, LPG                             VP

            Form of Full Recourse Warehouse Facility Promissory Note



                             WAREHOUSE FACILITY NOTE

                               Up to $1,000,000.00

                        Chicago, Illinois March 27, 1996



For Value Received, CIS Corporation, a New York corporation ("Borrower"), promises to pay to the order of Heller Financial, Inc., a Delaware corporation ("Lender"), the principal sum of One Million Dollars ($1,000,000.00) or so much as is advanced by Lender under the Warehouse Facility, plus interest thereon and any other charges applicable thereto, all as set forth more fully in that certain Multi-Facility Loan and Security Agreement dated of even date and executed by and between Borrower and Lender (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in such Loan Agreement, the applicable provisions of which are incorporated herein by this reference.

This Note is executed to evidence the Warehouse Facility described in the Loan Agreement. Each Warehouse Facility Advance shall bear interest as provided in the Loan Agreement. Interest which accrues on each Warehouse Facility Advance, together with the principal amount thereof, shall be payable in accordance with the Loan Agreement. The principal balance of the Warehouse Facility, or any portion thereof, shall or may be prepaid as described in the Loan Agreement.

If any payment to be made pursuant to this Note becomes past due for a period in excess of ten (10) days, Borrower shall pay to Lender on demand any late charges or other payments which Lender is entitled to receive from Borrower pursuant to the provisions of Article II of the Loan Agreement.

At the election of the holder hereof, upon the occurrence of an Event of Default, the Warehouse Facility, and all accrued and unpaid interest thereon, together with any other applicable charges, shall be and become immediately due and payable in full.

If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower promises and agrees to pay all costs of collection, including actual court costs and reasonable attorneys' fees.

Borrower for itself and its successors and assigns hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower hereunder or any guarantor hereof.

Lender or the holder hereof shall not be required to look to any collateral for the payment of this Note, but may proceed against the undersigned in such manner as it deems desirable. None of the rights or remedies of Lender or the holder hereunder or under the Loan Agreement are to be deemed waived or affected by any failure to exercise same. All remedies conferred upon Lender or the holder of this Note, the Loan Agreement or any other instrument or agreement to which the undersigned is a party or under which any or all of them is bound, shall be cumulative and not exclusive, and such remedies may be exercised concurrently or consecutively at Lender's or the holder's option.

THIS PROMISSORY NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE. BORROWER AGREES THAT, SHOULD LENDER BE UNABLE TO EFFECTUATE PERSONAL SERVICE OF PROCESS ON BORROWER, THAT LENDER MAY THEREUPON OBTAIN SUCH SERVICE OF PROCESS ON BORROWER'S REGISTERED AGENT, WHICH SHALL BE THE SECRETARY OF STATE OF NEW YORK STATE UNTIL BORROWER OTHERWISE ADVISES LENDER. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF THE PROMISSORY NOTE, THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. BORROWER AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH ALREADY HAS RELIED ON SUCH WAIVER IN ENTERING INTO THIS PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON SUCH WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH KNOWINGLY AND VOLUNTARILY HAS WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PROMISSORY NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS PROMISSORY NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of the successors and assigns of Lender.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.



                                          CIS CORPORATION





                                      By: /s/ Frank J. Corcoran
                                          ---------------------
                                          VP

                Form of Limited Recourse Facility Promissory Note



                         LIMITED RECOURSE FACILITY NOTE



                               Up to $5,000,000.00

                        Chicago, Illinois March 27, 1996



For Value Received, CIS Corporation, a New York corporation ("Borrower"), promises to pay to the order of Heller Financial, Inc., a Delaware corporation ("Lender"), the principal sum of Five Million Dollars ($5,000,000.00), or so much as is advanced by Lender under the Limited Recourse Facility, plus interest thereon and any other charges applicable thereto, all as set forth more fully in that certain Multi-Facility Loan and Security Agreement dated of even date herewith and executed by and between Borrower and Lender (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in such Agreement, the applicable provisions of which are incorporated herein by this reference.

This Note is executed to evidence the Limited Recourse Facility described in the Agreement. Each Advance shall bear interest as provided in the Agreement. Interest which accrues on each Advance, together with the principal amount thereof, shall be payable in accordance with the applicable Amortization
Schedule attached to each Contract Funding Request. Each payment described on such Amortization Schedule represents payment of interest as well as principal. The principal balance of the Limited Recourse Facility, or any portion thereof, shall or may be prepaid as described in the Agreement.

If any payment to be made pursuant to this Note becomes past due for a period in excess of ten (10) days, Borrower shall pay to Lender on demand any late charges or other payments which Lender is entitled to receive from Borrower pursuant to the provisions of Article II of the Agreement.

At the election of the holder hereof, upon the occurrence of an Event of Default, the Limited Recourse Facility, and all accrued and unpaid interest thereon, together with any other applicable charges, shall be and become immediately due and payable in full.

If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower promises and agrees to pay all costs of collection, including actual court costs and reasonable attorneys' fees.

Borrower for itself and its successors and assigns hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower hereunder or any guarantor hereof.

Recourse against Borrower shall be limited as more fully set forth in the Agreement. None of the rights or remedies of Lender or the holder hereunder or under the Agreement are to be deemed waived or affected by any failure to exercise same. All remedies conferred upon Lender or the holder of this Note, the Agreement or any other instrument or agreement to which the undersigned is a party or under which any or all of them is bound, shall be cumulative and not exclusive, and such remedies may be exercised concurrently or consecutively at Lender's or the holder's option.

THIS PROMISSORY NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE. BORROWER AGREES THAT, SHOULD LENDER BE UNABLE TO EFFECTUATE PERSONAL SERVICE OF PROCESS ON BORROWER, THAT LENDER MAY THEREUPON OBTAIN SUCH SERVICE OF PROCESS ON BORROWER'S REGISTERED AGENT, WHICH SHALL BE THE SECRETARY OF STATE OF NEW YORK STATE UNTIL BORROWER OTHERWISE ADVISES LENDER. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF THE PROMISSORY NOTE, THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PROMISSORY NOTE OR THE OTHER LOAN DOCUMENTS.

This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of the successors and assigns of Lender.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.



                                          CIS CORPORATION





                                      By: /s/Frank J. Corcoran
                                          --------------------
                                          VP